                                                    SCHEDULE I to Exhibit (d)



Name and Address of Stockholder         Number of Shares Owned
- -------------------------------         ----------------------
KIA III-Club Car, L.P.                       1,797,868
Kelso Equity Partners II L.P.                  111,473
George H. Inman                                209,336
A. Montague Miller                             114,200
Cary H. Rivers                                 112,485
Michael W. Harris                              111,486
Henry T. Sanders                               116,486
Merchant Investments, Inc.                     342,995